Exhibit 99.3

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following pro forma condensed consolidated financial information is based on the historical financial statements of BIO-key International, Inc. and its subsidiary (the “Company”), including certain pro forma adjustments, and has been prepared to illustrate the pro forma effect of the disposition of the Fire Safety Business segment (the “Fire Business”).

The unaudited pro forma condensed consolidated statements of earnings for the three months ended March 31, 2007 and for the fiscal years ended December 31, 2006 and 2005 assume that the disposition of the Fire Business was effective for the periods indicated. The statements of earnings do not include the gain on the sale or costs associated with the sale. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2007 is presented as if the disposition of the Fire Business had occurred as of that date.

The unaudited pro forma condensed consolidated financial information has been prepared based upon available information and management estimates; actual amounts may differ from these estimated amounts. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that might have occurred had the disposition occurred as of the dates stated above. The pro forma adjustments are described in the notes.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the audited financial statements and notes and related Management’s Discussion and Analysis or Plan of Operation (“MD&A”) included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 and unaudited interim financial statements and the related MD&A included in the March 31, 2007 Form 10-QSB for the quarterly period ended March 31, 2007.

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2007

	Unaudited Historical	Unaudited Pro Forma Adjustments		Unaudited Pro Forma Balance Sheet
ASSETS:
Cash and cash equivalents	$825,791	$2,261,975	(a)	$3,087,766
Receivables, net	2,055,863	(579,815	)(b)	1,470,812
Costs and earnings in excess of billings on uncompleted contracts	1,215,045	—		1,215,045
Inventory	30,262	(11,716	)(b)	18,546
Prepaid expenses	121,496	(11,041	)(b)	110,455
Total current assets	4,248,457	1,659,403		5,970,860
Equipment and leasehold improvements, net	373,773	(41,837	)(b)	331,936
Deposits	757,017	399,450	(a),(b)	1,156,467
Intangible assets—less accumulated amortization	2,304,863	(436,903	)(b)	1,867,960
Deferred financing costs, net	114,935	(114,935	)(d)	—
Goodwill	11,389,654	(3,552,668	)(b)	7,836,986
Total non-current assets	14,940,242	(3,746,893)		11,193,349
TOTAL ASSETS	$19,188,699	$(2,087,490)		$17,101,209
LIABILITIES:
Current maturities of long-term obligations, net	$2,975,361	$(2,975,361	)(d)	$—
Accounts payable	1,673,863	(22,425	)(b)	1,651,438
Billings in excess of costs and earnings on uncompleted contracts	78,343	—		78,343
Accrued liabilities	4,534,657	(511,589	)(a),(c),(e)	4,023,068
Deferred rent	515,009	—		515,009
Deferred revenue	4,995,990	(1,794,312	)(b)	3,201,678
Total current liabilities	14,773,223	(5,303,687)		9,469,536
Warrants and long-term obligations	1,091,098	(869,632	)(d)	221,466
Redeemable preferred stock derivatives	80,574	—		80,574
Deferred rent	233,412	—		233,412
Deferred revenue	82,755	—		82,755
Total non-current liabilities	1,487,839	(869,632)		618,207
TOTAL LIABILITIES	16,261,062	(6,173,319)		10,087,743

Series B redeemable convertible preferred stock, net	816,161	—		816,161
Series C redeemable convertible preferred stock, net	5,129,332	—		5,129,332
	5,945,493	—		5,945,493
STOCKHOLDERS’ EQUITY/(DEFICIT):
Preferred stock	3	—		3
Common stock	5,734	85	(e)	5,819
Additional paid-in capital	51,731,578	622,679	(e)	52,354,257
Accumulated deficit	(54,755,171)	3,463,065	(f)	(51,280,390)
TOTAL STOCKHOLDERS’ EQUITY/(DEFICIT)	(3,017,856)	4,085,829		1,067,973
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)	$19,188,699	$(2,087,490)		$17,101,209

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2007

	Unaudited Historical	Unaudited Proforma Adjustments		Unaudited Proforma Income Statement

Revenues
Services	$2,595,433	$(720,257	)(g)	$1,875,176
License fees and other	1,277,063	(436,999	)(g)	840,064
	3,872,496	(1,157,256)		2,715,240
Costs and other expenses
Cost of services	624,306	(162,107	)(g)	462,199
Cost of license fees and other	71,794	(40,565	)(g)	31,229
	696,100	(202,672)		493,428
Gross Profit	3,176,396	(954,584)		2,221,812

Operating Expenses
Selling, general and administrative	2,686,013	(123,546	)(g)	2,562,467
Research, development and engineering	1,687,706	(305,801	)(g)	1,381,905
	4,373,719	(429,347)		3,944,372
Operating loss	(1,197,323)	(525,237)		(1,722,560)
Other income (deductions)
Derivative and warrant fair value adjustments	829,369	(512,912	)(j)	316,457
Interest expense	(538,517)	458,875	(h)	(79,642)
Other	(5,902)	—		(5,902)
	284,950	(54,037)		230,913
NET LOSS	$(912,373)	$(579,274)		$(1,491,647)

Basic and Diluted Loss to Common Shareholders:
Net loss	$(912,373)	$(579,274)		$(1,491,647)
Convertible preferred stock dividends and accretion	(471,390)	—)		(471,390)
Net loss attributable to common shareholders	$(1,383,763)	$(579,274)		$(1,963,037)

Net Loss Per Share:
Basic	$(0.02)	$(0.01)		$(0.03)
Diluted	$(0.02)	$(0.01)		$(0.03)

Weighted Average Shares Outstanding:
Basic	56,634,523	57,484,523	(k)	57,484,523
Diluted	56,634,523	57,484,523	(k)	57,484,523

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006

	Historical	Unaudited Proforma Adjustments		Unaudited Proforma Income Statement

Revenues
Services	$10,949,895	$(2,801,513	)(g)	$8,148,382
License fees and other	4,243,730	(1,104,941	)(g)	3,138,789
	15,193,625	(3,906,454)		11,287,171
Costs and other expenses
Cost of services	2,673,823	(456,635	)(g)	2,217,188
Cost of license fees and other	722,883	(70,032	)(g)	652,851
	3,396,706	(526,667)		2,870,039
Gross Profit	11,796,919	(3,379,787)		8,417,132

Operating Expenses
Selling, general and administrative	10,311,017	(384,705	)(g)	9,926,312
Research, development and engineering	6,514,353	(1,001,609	)(g)	5,512,744
	16,825,370	(1,386,314)		15,439,056
Operating loss	(5,028,451)	(1,993,473)		(7,021,924)
Other income (deductions)
Derivative and warrant fair value adjustments	7,542,666	(2,253,195	)(j)	5,289,471
Interest expense	(5,730,712)	1,871,331	(h)	(3,859,381)
Loss on extinguishment of debt	(7,815,717)	2,979,627	(i)	(4,836,090)
Other	(48,637)	—		(48,637)
	(6,052,400)	2,597,763		(3,454,637)
NET LOSS	$(11,080,851)	$604,290		$(10,476,561)

Basic and Diluted Loss to Common Shareholders:
Net loss	$(11,808,851)	$604,290		$(10,476,561)
Convertible preferred stock dividends and accretion	(1,042,069)	—		(1,042,069)
Net loss attributable to common shareholders	$(12,122,920)	$604,290		$(11,518,630)

Net Loss Per Share:
Basic	$(0.24)	$0.01		$(0.23)
Diluted	$(0.24)	$0.01		$(0.23)

Weighted Average Shares Outstanding:
Basic	50,232,961	51,082,961	(k)	51,082,961
Diluted	50,232,961	51,082,961	(k)	51,082,961

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005

	Historical	Unaudited Proforma Adjustments		Unaudited Proforma Income Statement

Revenues
Services	$10,861,649	$(2,814,616	)(g)	$8,047,033
License fees and other	3,364,446	(406,470	)(g)	2,957,976
	14,226,095	(3,221,086)		11,005,009
Costs and other expenses
Cost of services	2,906,142	(381,048	)(g)	2,525,094
Cost of license fees and other	937,491	(81,286	)(g)	856,205
	3,843,633	(462,334)		3,381,299
Gross Profit	10,382,462	(2,758,752)		7,623,710

Operating Expenses
Selling, general and administrative	11,824,609	(373,330	)(g)	11,451,279
Research, development and engineering	6,846,035	(577,979	)(g)	6,268,056
	18,670,644	(951,309)		17,719,335
Operating loss	(8,288,182)			(10,095,625)
Other income (deductions)
Derivative and warrant fair value adjustments	9,154,951	(2,829,604	)(j)	6,325,347
Interest income	35,958	—		35,958
Interest expense	(4,521,344)	1,645,062	(h)	(2,876,282)
Loss on sale of marketable securities	(20,000)	—		(20,000)
Other	(34,767)	—		(34,767)
	4,614,798	(1,184,542)		3,430,256
NET LOSS	$(3,673,384)	$(2,991,985)		$(6,665,369)

Basic and Diluted Loss to Common Shareholders:
Net loss	$(3,673,384)	$(2,991,985)		$(6,665,369)
Convertible preferred stock dividends and accretion	(313,517)	—		(313,517)
Net loss attributable to common shareholders	$(3,986,901)	$(2,991,985)		$(6,978,886)

Net Loss Per Share:
Basic	$(0.09)	$(0.07)		$(0.16)
Diluted	$(0.12)	$(0.06)		$(0.18)

Weighted Average Shares Outstanding:
Basic	44,787,807	45,637,807	(k)	45,637,807
Diluted	52,046,303	49,711,711	(k)	49,711,711

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.     BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed consolidated financial statements give effect to the pro forma adjustments necessary to reflect the disposition of the Fire Business as if the disposition was effective for the periods presented in the pro forma statements of earnings and as of March 31, 2007 in the pro forma balance sheet.

The Company’s historical amounts represent our condensed balance sheet and statements of operations derived from our Annual report on Form 10-KSB for the year ended December 31, 2006 and Quarterly report on Form 10-QSB for the period ended March 31, 2007.

Pro forma statements of earnings disclose earnings from continuing operations before nonrecurring charges and therefore exclude historical earnings and losses from discontinued operations for the fiscal years ended December 31, 2006 and 2005, and the quarterly period ended March 31, 2007.

2.     PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed consolidated statements of earnings and balance sheet reflect the effect of the following pro forma adjustments:

a)                   Assumes the receipt of approximately $7.0 million in cash from Zoll on sale of the Fire Business, reduced by repayment of all convertible debt, accrued interest, and escrow holdback.

b)                  The elimination of assets and liabilities associated with the Fire Business included in the Company’s historical condensed consolidated financial statements. The Company allocated a percentage of the net book value of amortizable intangible assets and goodwill to the Fire business in a manner consistent with the method used during the Company’s annual FAS 142 and FAS 144 analysis.

c)                   Amount includes the accrual for estimated costs incurred in connection with the sale of the Fire Business.

d)                  Convertible debt was repaid as part of the transaction, therefore the associated balance of unamortized convertible debt discounts, embedded derivatives, and deferred finance charges were written off. The remaining balance listed in pro forma statement represents freestanding warrants.

e)                   The Company’s common stock and additional paid in capital balances increased due to the issuance of 850,000 shares of restricted stock in exchange for the balance of accrued default interest, as part of the transaction.

f)                     The Company’s accumulated deficit was reduced as a result of an estimated after-tax gain of approximately $4.0 million on the disposal of the Fire Business, and increased by writing off the balance of deferred finance charges, unamortized debt discounts on convertible debt and embedded derivatives on convertible debt.

g)                  Reduction of revenue and expenses are the result of the disposition of the Fire Business. These amounts do not consider an allocation of general corporate overhead costs not specifically related to the Fire Business and therefore, selling, general and administrative expenses do not reflect any potential reductions in corporate costs in response to this change in the Company.

h)                  Amounts represent reduced interest and associated expenses on convertible debt for all periods presented, from the use of $4.3 million of cash proceeds to retire a portion of the Company’s outstanding debt. Historical interest and associated expenses on convertible debt were reduced by the percentage of debt retired for each pro forma period presented.

i)                      Reduction of loss on extinguishment of debt for the 2006 fiscal year, by the percentage of convertible debt retired.

j)                      Reduction of the fair value adjustment for embedded derivatives on convertible debt for all periods presented by the percentage of convertible debt retired.

k)                   Weighted average shares outstanding was reduced through the elimination of convertible debt (2005 diluted shares only) and increased through the issuance of 850,000 shares of restricted common stock (all periods).